UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  August 24, 2010

Java Detour, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52357	20-5968895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Bryant St., Suite 725
San Francisco, CA 94103
 (Address of principal executive offices) (Zip Code)

415-241-8020
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Items

As previously announced and discussed herein, Java Detour, Inc. (the “Company”) needs to raise additional capital in the future to fund its ongoing operations.  The Company is in the process of restructuring its balance sheet and has developed a revised business plan.  The Company has been and continues to hold discussions with secured and unsecured creditors.

The Company is considering all of its options, including voluntarily filing, along with its subsidiary, JDCO, Inc., for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code.  Whatever course the Company takes, it expects to continue to conduct its business as usual without interruption.  If the Company and JDCO, Inc. pursue a voluntarily filing for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code,  the Company’s stockholders may not realize any further value from the Company’s assets as it is unlikely that the Company’s current stockholders will receive a distribution from the Company and their shares will be cancelled.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVA DETOUR, INC. (Registrant)

Date: August 24, 2010	By:	/s/ Harry R. Kraatz
Harry R. KRAATZ
Chief Executive Officer

3